Exhibit 99.1
Cepton’s 1-for-10 Reverse Stock Split Becomes Effective
The Company's Common Stock will begin trading on a split-adjusted basis on September 22, 2023
SAN JOSE, CA, September 21, 2023 – Cepton, Inc. (“Cepton” or the “Company”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, announced today that its previously announced 1-for-10 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.00001 per share (“Common Stock”) became effective on Thursday, September 21, 2023 at 5:00 p.m. Eastern Time (“Effective Time”). The Company's Common Stock will begin trading on a split-adjusted basis on the Nasdaq Stock Market at the open of trading on September 22, 2023 under the existing symbol “CPTN” and new CUSIP number 15673X200.
The Reverse Stock Split affected all issued shares of Common Stock. As a result of the Reverse Stock Split, every 10 shares of Common Stock issued as of the Effective Time were automatically combined into one share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a cash payment (without interest) in an amount equal to their respective pro rata share of the total proceeds of the sale of the aggregated fractional shares net of any brokerage and other costs incurred to sell such shares. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s outstanding Common Stock, except for adjustments that may result from the treatment of fractional shares, as described above.
The terms of outstanding warrants and equity-based awards (including exercise price and number of shares issuable thereunder) were proportionately adjusted, in accordance with the terms of the applicable agreement. Specifically, every 10 shares of Common Stock that may be purchased pursuant to the exercise of warrants prior to the Effective Time represent one share of Common Stock that may be purchased pursuant to such warrants following the Effective Time. The exercise price for each warrant following the Effective Time equals the product of 10 multiplied by the exercise price prior to the Effective Time; accordingly, the exercise price for the Company’s warrants trading under the symbol “CPTNW” is $115.00. The CUSIP numbers for the Company’s warrants did not change.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the Reverse Stock Split. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
About Cepton
Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.
Cepton has been awarded a significant ADAS lidar series production award with Koito on the General Motors business. Cepton is also engaged with all Top 10 global OEMs.
Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, India and China to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn. Information on or that can be accessed through our website, our Twitter account, our LinkedIn account, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.
Cepton, Inc. Contacts

Investors: InvestorRelations@cepton.com
Media: Faithy Li, media@cepton.com

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